FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: April 30, 2003
(date of earliest event reported March 21,2003)

Commission File Number:  0-11596


ExperTelligence, Inc.
(Exact name of registrant as specified in its charter)

California                                     95-3506403
(State or Other Jurisdiction of            (I.R.S. Employer
     Incorporation)                        Identification No.)

1616 East Valley Road, Santa Barbara, California 93108
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code:
(805) 565-4120

614 Chapala Street, Santa Barbara, California 93101
----------------------------------------------------------
(Former name or former address, if changes since last report)



ITEM 1.	CHANGE OF CONTROL OF REGISTRANT.

On December 23, 2003, ExperTelligence, Inc. (the "Company"), a California corporation, issued 15,002,718 shares of the Company's restricted Common Stock, representing 75.0% of the class, to Douglas P. Martin in exchange for a cash payment of fifty thousand dollars ($50,000) made to the Company. The effect of this transaction was a change of control, where Mr. Martin now beneficially directly owns 75.0% of the voting securities of the Company.


SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 31, 2003
ExperTelligence, Inc.
By: /s/ William Urschel
Name: William Urschel
Title: CEO


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